UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2008

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a July 16, 2008 press release, R&G Financial Corporation, San Juan, Puerto Rico (the “Company”) announced that R&G Mortgage Corporation, the Company’s wholly-owned Puerto Rico mortgage subsidiary (“R&G Mortgage”) and R-G Premier Bank, the Company’s wholly-owned Puerto Rico chartered commercial bank subsidiary (“Premier Bank”) have received notices from the Federal Home Loan Mortgage Corporation (“FHLMC”) of immediate termination of their respective eligibility to sell mortgages to and service mortgages for FHLMC. FHLMC indicated that it has taken these actions due to its concerns regarding the entities’ ability to continue to act as servicer and to meet their obligations to FHLMC, among other reasons. As of June 30, 2008, FHLMC servicing amounted to approximately 42% of R&G Mortgage’s servicing portfolio, and the Company estimates that an additional 25-30% of the servicing portfolio could be impacted due to contractual commitments related to FHLMC seller-servicer status. The Company intends to cause each of R&G Mortgage and Premier Bank to file appeals with FHLMC. Additionally, on July 14th, 2008, the Company successfully obtained a temporary restraining order from the United Stated District Court precluding the effect of these terminations. The temporary restraining order will remain in effect until a hearing is held later this month to consider the entry of a preliminary injunction against the terminations while R&G Mortgage and Premier Bank pursue the FHLMC appeals process. No assurance can be given that these efforts will be successful. Additionally, R&G Mortgage has received a letter from the Government National Mortgage Association (“GNMA”) advising that R&G Mortgage is in default under its agreements with GNMA due to its failure to provide audited financial statements for 2005. By August 7, 2008, R&G Mortgage must provide a detailed description of its plan for resolving this violation or in the alternative selling its GNMA servicing portfolio and withdrawing from GNMA’s programs, or face adverse action from GNMA. If the Company and its subsidiaries are unable to prevent these terminations, there will be a material adverse impact on the Company and its operations. As previously announced, the Company continues to explore its strategic options.

Forward-Looking Statements

The information included in this Current Report on Form 8-K contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press Release issued on July 16, 2008 by R&G Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: July 16, 2008	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer